Exhibit 1.1

EXECUTION VERSION

UNDERWRITING AGREEMENT

among

GLAXOSMITHKLINE CAPITAL INC.

as Issuer

GLAXOSMITHKLINE PLC

as Guarantor

and

DEUTSCHE BANK SECURITIES INC.

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES LLC

UBS SECURITIES LLC

as Representatives of the Underwriters

Dated as of March 13, 2013

SCHEDULES

Schedule I	Terms of the Debt Securities
Schedule II	Underwriting Commitments
Schedule III	Schedule of Free Writing Prospectuses Included in the Disclosure Package
Schedule IV	Form of Pricing Term Sheet

EXHIBITS

Exhibit A-1	Form of Opinion of U.S. Counsel to the Company and the Guarantor
Exhibit A-2	Form of Opinion of U.K. Counsel to the Company and the Guarantor
Exhibit B	Form of Letter of Counsel to the Company and the Guarantor

i

GlaxoSmithKline Capital Inc.

0.700% Notes Due 2016

2.800% Notes Due 2023

4.200% Notes Due 2043

Fully and Unconditionally Guaranteed by

GlaxoSmithKline plc

Underwriting Agreement

March 13, 2013

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

UBS Securities LLC

as Representatives of the

several Underwriters named

in Schedule II hereto

Ladies and Gentlemen:

GlaxoSmithKline Capital Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Debt Securities”), to be issued under an indenture dated as of April 6, 2004 (as amended, modified or supplemented by the First Supplemental Indenture to be dated as of March 18, 2013, the “Indenture”), among the Company, GlaxoSmithKline plc, as guarantor (the “Guarantor”), and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among the Company, the Guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). The Securities will be fully and unconditionally guaranteed by the Guarantor as to payment of principal, premium, if any, and interest (the “Guarantees” and, together with the Debt Securities, the “Securities”).

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter as follows:

(a) Registration Statement Effective. The Company and the Guarantor meet the requirements for use of Form F-3 under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) and have filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (Nos. 333-172621 and 333-172621-02) on Form F-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale from time to time of certain debt securities, including the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company and the Guarantor may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which will have previously been furnished to you. The Company and the Guarantor will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company and the Guarantor have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Guarantor, threatened by the Commission.

(b) Registration Statement Not Misleading. On each Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act; on each Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on its date as reflected in any filing pursuant to Rule 424(b) under the Securities Act and on the Closing Date (as defined below), the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representation or warranty as to (i) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (Form T-1), which is included in the Registration Statement, or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

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(c) Disclosure Package. At the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, each of the Company and the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company and the Guarantor agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Guarantor was and is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary to consider whether the Company or the Guarantor would be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including the final term sheet prepared and filed pursuant to Section 5(c) hereof) does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

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(g) Authorization of Indenture and Securities. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); the Debt Securities have been duly authorized by the Company, and when the Debt Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Debt Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; the Guarantees have been duly authorized by the Guarantor and, upon due issuance, authentication and delivery of the Securities and due endorsement of the Guarantees, the Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; and, when the Debt Securities have been duly executed, authenticated, issued and delivered and when the Guarantees have been duly endorsed, the Securities will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(h) Organization of the Company and the Guarantor. The Company is organized and validly existing as a corporation under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus. The Guarantor is organized and validly existing as a public limited company under the laws of England and Wales, with power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(i) No Consents. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under state securities laws or the securities laws of any jurisdiction outside the United States in which the Securities are offered and sold.

(j) No Breach or Default. The execution, delivery and performance by the Company and the Guarantor of the Indenture, this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof by the Company and the Guarantor will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any law or regulation of the jurisdiction of incorporation of the Company or the Guarantor, (ii) any material agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of their respective properties is subject, or (iii) the charter or by-laws of the Company or the Guarantor, except in the cases of clauses (i) and (ii) above for such breaches, violations or defaults that would not affect the validity, binding nature or enforceability of the Indenture or the Securities or have a material adverse effect on the financial condition, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

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(k) Investment Company Act. Neither the Company nor the Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended.

(l) Disclosure Controls. The Guarantor and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or on such other date and at such other time as the Company and the Representatives may agree (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday or day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

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4. Payment of Expenses. The Company and the Guarantor jointly agree to pay or cause to be paid the following: (i) except as provided in the proviso contained in Section 5(g) hereof, the fees, disbursements and expenses of counsel and accountants of the Company and the Guarantor in connection with the registration of the Securities under the Securities Act and the qualification of any indenture related to the Securities under the Trust Indenture Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus and amendments and supplements thereto, the Disclosure Package and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or producing this Agreement, the Disclosure Package, any indenture related to the Securities, any Blue Sky and legal investment memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities and of the delivery of the Securities to the Underwriters; (vi) the reasonable fees and expenses of any Trustee and any agent of any Trustee and the reasonable fees and disbursements of counsel for any Trustee in connection with the Indenture and the Securities; and (vii) except as provided in the proviso contained in Section 5(g) hereof, all other reasonable costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 7 and Section 8 hereof, the Underwriters will pay all of their own costs and expenses, including, but not limited to, the fees of their counsel, transfer taxes, documentary or stamp taxes (including United Kingdom stamp duty or stamp duty reserve tax) on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

5. Agreements. The Company and the Guarantor agree with the several Underwriters as follows:

(a) File Prospectus. The Company and the Guarantor will file the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act within the time period prescribed.

(b) Amendments to Registration Statement or Prospectus; Stop Orders. The Company and the Guarantor will advise the Representatives promptly of any proposal to amend the Registration Statement or file any supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement. The Company and the Guarantor will promptly advise the Representatives of the filing of any such amendment or supplement and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Final Term Sheet. The Company and the Guarantor will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

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(d) Amendment of Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company and the Guarantor will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e) Material Changes. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, the Company and the Guarantor will promptly notify the Representatives of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance.

(f) Delivery of Earnings Statement. As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement or statements of the Guarantor and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(g) Delivery of Registration Statement and Prospectus. The Company and the Guarantor will furnish to the Representatives copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement to any of the foregoing as the Representatives may reasonably request. The Company and the Guarantor will pay the expenses of preparation, printing or other production of all documents relating to the offering; provided that, if any Underwriter is required to deliver a Final Prospectus in connection with sales of Securities at any time six months or more after the date of the Final Prospectus, the expenses relating to such Final Prospectus shall be paid by such Underwriter.

(h) Qualification of Securities. The Company and the Guarantor will use their reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc. in connection with its review of the offering; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation as doing business in any such jurisdiction.

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(i) No Other Offering Materials. Each of the Company and the Guarantor agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Guarantor that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(c) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives, the Company and the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) Lock-up. Neither the Company nor the Guarantor will, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor (other than the Securities), which mature more than one year after the Closing Date and which are substantially similar to the Securities, until the Business Day set forth on Schedule I hereto.

(k) Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action that is designed to or that constitutes, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

(l) Listing. The Company and the Guarantor will use reasonable best efforts to have the Securities listed and admitted to trading on the New York Stock Exchange or another “recognised stock exchange” (as defined in Section 1005 of the United Kingdom Income Tax Act 2007), and satisfactory evidence of such actions shall have been provided to the Representatives.

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6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Execution Time and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a) Prospectus Filed; No Stop Order. The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(c) hereof, and any other material required to be filed by the Company and the Guarantor pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, threatened.

(b) Opinions of Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received an opinion or opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company and the Guarantor, dated such date, substantially to the effect set forth in Exhibits A-1 and A-2 hereto.

(c) Letter of Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received a letter of Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company and the Guarantor, dated such date, substantially in the form set forth in Exhibit B hereto.

(d) Opinion of Counsel to the Underwriters. The Representatives, on behalf of the Underwriters, shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

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(e) Certificate of the Company and the Guarantor. The Company and the Guarantor shall have furnished to the Representatives, on behalf of the Underwriters, a certificate of officers of the Company and the Guarantor reasonably satisfactory to the Representatives, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Guarantor, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof), there has been no material adverse effect or any development which in the reasonable judgment of the Company or the Guarantor will result in any material adverse effect on the financial condition, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or as described in such certificate.

(f) Accountants’ Comfort Letters. The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, on behalf of the Underwriters, at the Execution Time and on the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act stating in effect, that:

(i) in their opinion the audited financial statements and financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act;

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(ii) on the basis of a reading of the latest unaudited financial statements made available by the Guarantor and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Guarantor; and inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters of the Guarantor and its subsidiaries as to transactions and events subsequent to December 31, 2012, nothing came to their attention, after due inquiry, that caused them to believe that:

(1) with respect to the period subsequent to December 31, 2012, there were any changes (provided that the requested information was available in response to such inquiry), at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Guarantor and its subsidiaries or capital stock of the Guarantor as compared with the amounts shown on the December 31, 2012 consolidated balance sheet included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, except in each instance for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Guarantor as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

(2) the information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus in response to Form 20-F, Item 3.A. (Selected Financial Data) and Regulation S-K, Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Form 20-F and Regulation S-K, respectively; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and its subsidiaries) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, including the information set forth under the captions “Ratios of Earnings to Fixed Charges” in the Preliminary Prospectus and the Final Prospectus, the information included or incorporated by reference in Items 3, 4, 5 and 6 of the Guarantor’s Annual Report on Form 20-F, incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.

(g) No Material Adverse Change. Subsequent to the Execution Time, there shall not have been (i) any change, or any development which in the reasonable judgment of the Company or the Guarantor will result in any change, in or affecting the financial condition, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof) or (ii) any decrease in the rating of any of the Guarantor’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of a majority in interest of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement thereto after the date hereof).

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The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019 or 25 Basinghall Street, London EC2V 5HA, United Kingdom, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company and the Guarantor. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(c) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.

12

(b) Indemnification of the Company and the Guarantor by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that (i) the names of the Underwriters appearing on the cover pages of any Preliminary Prospectus and the Final Prospectus and the list of Underwriters and their respective participation in the sale of the Securities under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus, and the names of the Underwriters listed in the final term sheet prepared and filed pursuant to Section 5(c) hereof, (ii) the information in the column “Price to Public” in the table on the cover page of the Final Prospectus, (iii) the sentences related to concessions and reallowances under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus and (iv) the information in the fifth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus concerning the Underwriters’ intention to make a market in the Securities and the possible discontinuation of their market-making activities constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.

13

Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Guarantor on the one hand or the Underwriters on the other, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).

14

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if arrangements satisfactory to the Representatives, the Company and the Guarantor for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor’s Common Stock shall have been suspended by the London Stock Exchange or trading in the Guarantor’s American Depositary Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the London Stock Exchange shall have been suspended or materially limited, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, after consultation with the Guarantor, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

15

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 7, 8, 14 and 18 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, (i) if sent to the Representatives, shall be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, attention: Debt Capital Markets Syndicate, facsimile: 212 469 4877, with a copy to General Counsel, facsimile 212 797 4561; Goldman, Sachs & Co., 200 West Street, New York, NY 10282, attention: Registration Department, facsimile: 212 902 9316; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, attention: Investment Grade Syndicate Desk – 3rd Floor, facsimile: 212 834 6081; UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, attention: Fixed Income Syndicate, facsimile: 203 719 0495 or, (ii) if sent to the Company or the Guarantor, shall be mailed, delivered or telefaxed to 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, facsimile: 44 (0) 208 047 6909, attention: The Company Secretary.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other hand, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company’s and the Guarantor’s engagements of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.

16

Furthermore, each of the Company and the Guarantor agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantor on related or other matters). Each of the Company and the Guarantor agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect in connection with the offering of the Securities, or owe an agency, fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

18. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.

(a) The Guarantor irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to any matter arising out of or based upon this Agreement may be brought in the courts of the State of New York located in The City of New York or the courts of the United States of America located in The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding.

(b) The Guarantor hereby irrevocably designates, appoints, and empowers the Company, with offices currently at 1105 North Market Street, Suite 622, Wilmington, Delaware 19801, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Guarantor in any such United States or State court with respect to any matter arising out of or based upon this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 18 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). The Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any such action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Guarantor or bring actions, suits or proceedings against the Guarantor in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or based upon this Agreement brought in the United States federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

17

19. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(c) hereof, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Securities Act.

18

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

VERY TRULY YOURS,

GLAXOSMITHKLINE CAPITAL INC.

By:	/s/ Simon Dingemans
	Name:	Simon Dingemans
	Title:	President

GLAXOSMITHKLINE PLC

By:	/s/ Simon Dingemans
	Name:	Simon Dingemans
	Title:	Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Matthew J. Siracuse
	Name:	Matthew J. Siracuse
	Title:	Managing Director

By:	/s/ Nigel W.H. Cree
	Name:	Nigel W.H. Cree
	Title:	Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
	Name:	Adam T. Greene
	Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
	Name:	Todd Mahoney
	Title:	Managing Director

By:	/s/ Igor Grinberg
	Name:	Igor Grinberg
	Title:	Associate Director

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Terms of the Debt Securities

Underwriting Agreement dated March 13, 2013

Registration Statement Nos. 333-172621 and 333-172621-02

Representatives:	Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
UBS Securities LLC

0.700% Notes due 2016

Title, Purchase Price and Description of Securities:

Title: 0.700% Notes due 2016 (the “2016 Notes”)

Principal amount: $1,250,000,000 of the 2016 Notes

Purchase price (include accrued interest or amortization, if any): $1,245,250,000

2.800% Notes due 2023

Title, Purchase Price and Description of Securities:

Title: 2.800% Notes due 2023 (the “2023 Notes”)                    ]

Principal amount: $1,250,000,000 of the 2023 Notes

Purchase price (include accrued interest or amortization, if any): $1,231,775,000

4.200% Notes due 2043

Title, Purchase Price and Description of Securities:

Title: 4.200% Notes due 2043 (the “2043 Notes”)

Principal amount: $500,000,000 of the 2043 Notes

Purchase price (include accrued interest or amortization, if any): $488,985,000

Provisions Common to the Debt Securities

Sinking fund provisions: None

Redemption provisions: Redemption provisions applicable to the 2016 Notes, the 2023 Notes and the 2043 Notes: As described in the applicable prospectus supplement referred to in this Agreement.

I-1

Other provisions:	As described in the applicable prospectus supplement referred to in this Agreement.

Closing Date, Time and Location:	March 18, 2013 at 10:00 a.m., simultaneously, at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 and 25 Basinghall Street, London EC2V 5HA, United Kingdom

Type of Offering: Non-delayed.

Date referred to in Section 5(j) after which the Company and the Guarantor may offer or sell debt securities issued or guaranteed by the Company or the Guarantor without the consent of the Representatives: March 18, 2013.

I-2

SCHEDULE II

Underwriting Commitments

Underwriters	Principal Amount of 0.700% Notes due 2016 to be Purchased	Principal Amount of 2.800% Notes due 2023 to be Purchased	Principal Amount of 4.200% Notes due 2043 to be Purchased
J.P. Morgan Securities LLC	$250,000,000	$250,000,000	$100,000,000
Deutsche Bank Securities Inc.	250,000,000	250,000,000	100,000,000
Goldman, Sachs & Co.	250,000,000	250,000,000	100,000,000
UBS Securities LLC	250,000,000	250,000,000	100,000,000
Barclays Capital Inc.	31,250,000	31,250,000	12,500,000
Citigroup Global Markets Inc.	31,250,000	31,250,000	12,500,000
Credit Suisse Securities (USA) LLC	31,250,000	31,250,000	12,500,000
HSBC Securities (USA) Inc.	31,250,000	31,250,000	12,500,000
Mizuho Securities USA Inc.	31,250,000	31,250,000	12,500,000
Morgan Stanley & Co. LLC	31,250,000	31,250,000	12,500,000
RBS Securities Inc.	31,250,000	31,250,000	12,500,000
Standard Chartered Bank	31,250,000	31,250,000	12,500,000
Total	$1,250,000,000	$1,250,000,000	$500,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

III-1

SCHEDULE IV

Pricing Term Sheet

Filed Pursuant to Rule 433

Registration Nos. 333-172621 and 333-172621-02

March 13, 2013

PRICING TERM SHEET

GlaxoSmithKline Capital Inc.

0.700% Notes due 2016

2.800% Notes due 2023

4.200% Notes due 2043

Fully and unconditionally guaranteed by

GlaxoSmithKline plc

Issuer:	GlaxoSmithKline Capital Inc.

Guarantor:	GlaxoSmithKline plc

0.700% Notes due 2016:

Principal Amount:	$1,250,000,000

Maturity Date:	March 18, 2016

Coupon:	0.700% per annum

Interest Payment Dates:	Semi-annually on March 18 and September 18, commencing September 18, 2013

Day Count Fraction:	30/360

Price to Public:	99.870%

Gross Proceeds to Issuer:	$1,248,375,000

Underwriting Discount and Commissions:	0.250%

Net Proceeds to Issuer:	$1,245,250,000

Benchmark Treasury:	0.375% due February 15, 2016

Benchmark Treasury Yield:	0.394%

Spread to Benchmark Treasury:	+ 35bp

Yield to Maturity:	0.744%

Make-Whole Call:	Treasury Rate (as defined in the preliminary prospectus supplement) plus 0.050%

CUSIP:	377372AG2

ISIN:	US377372AG20

2.800% Notes due 2023:

Principal Amount:	$1,250,000,000

Maturity Date:	March 18, 2023

Coupon:	2.800% per annum

Interest Payment Dates:	Semi-annually on March 18 and September 18, commencing September 18, 2013

Day Count Fraction:	30/360

Price to Public:	98.992%

Gross Proceeds to Issuer:	$1,237,400,000

Underwriting Discount and Commissions:	0.450%

Net Proceeds to Issuer:	$1,231,775,000

Benchmark Treasury:	2.000% due February 15, 2023

Benchmark Treasury Yield:	2.017%

Spread to Benchmark Treasury:	+ 90bp

Yield to Maturity:	2.917%

Make-Whole Call:	Treasury Rate (as defined in the preliminary prospectus supplement) plus 0.150%

CUSIP:	377372AH0

ISIN:	US377372AH03

4.200% Notes due 2043:

Principal Amount:	$500,000,000

Maturity Date:	March 18, 2043

Coupon:	4.200% per annum

Interest Payment Dates:	Semi-annually on March 18 and September 18, commencing September 18, 2013

Day Count Fraction:	30/360

Price to Public:	98.672%

Gross Proceeds to Issuer:	$493,360,000

Underwriting Discount and Commissions:	0.875%

Net Proceeds to Issuer:	$488,985,000

Benchmark Treasury:	2.750% due November 15, 2042

Benchmark Treasury Yield:	3.229%

Spread to Benchmark Treasury:	+ 105bp

Yield to Maturity:	4.279%

Make-Whole Call:	Treasury Rate (as defined in the preliminary prospectus supplement) plus 0.175%

CUSIP:	377372AJ6

ISIN:	US377372AJ68

Common Terms:

Trade Date:	March 13, 2013

Expected Settlement Date:	March 18, 2013 (T+3)

Business Day:	New York and London

Expected Listing:	New York Stock Exchange

Denominations:	$2,000 x $1,000

Anticipated Ratings:	A1 by Moody’s Investors Service, Inc. A+ by Standard & Poor’s Ratings Services

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Goldman, Sachs & Co. J.P. Morgan Securities LLC UBS Securities LLC

Co-Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

Morgan Stanley & Co. LLC

RBS Securities Inc.

Standard Chartered Bank

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantor have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering.

You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement if you request it by calling Deutsche Bank Securities Inc. toll-free at 800-503-4611, Goldman, Sachs & Co. toll-free at 866-471-2526, J.P. Morgan Securities LLC collect at 212-834-4533 or UBS Securities LLC toll-free at 877-827-6444, ext. 561 3884.

EXHIBIT A-1

[Form of Opinion of U.S. Counsel to the Company and the Guarantor]

[            ], 20[    ]

[    ]

as Representatives of the several Underwriters

c/o [    ]

Ladies and Gentlemen:

We have acted as special United States counsel to GlaxoSmithKline Capital Inc., a Delaware corporation (“GSK Capital Inc.”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the “Guarantor”), in connection with the offering from time to time, together or separately and in one or more series, pursuant to a registration statement on Form F-3 (No. 333-[            ]) of (i) guaranteed debt securities of GSK Capital Inc. (the “Debt Securities”) and (ii) guarantees of the Guarantor in respect of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”) to be issued under an indenture dated as of April 6, 2004, as supplemented by the First Supplemental Indenture dated as of [—], 2013 (the “Indenture”), among GSK Capital Inc., the Guarantor and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital Inc., the Guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([            ], 20[    ]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated [            ], 20[    ], included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [            ], 20[    ], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [            ], 20[    ], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 6(b) of the underwriting agreement dated [            ], 20[    ] (the “Underwriting Agreement”) among GSK Capital Inc., the Guarantor and the several underwriters named in Schedule II thereto (the “Underwriters”).

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In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Pricing Prospectus, the documents incorporated by reference therein [and the documents listed in Schedule I hereto];

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	[a facsimile copy of] the Debt Securities in global form as executed by GSK Capital Inc. and authenticated by the Trustee;

(f)	an executed copy of the Indenture, including the certificated form of Debt Securities; and

(g)	the documents delivered to you by each of GSK Capital Inc. and the Guarantor at the closing pursuant to the Underwriting Agreement, including copies of GSK Capital Inc.’s Certificate of Incorporation and By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of GSK Capital Inc., respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of each of GSK Capital Inc. and the Guarantor and such other instruments and other certificates of public officials, officers and representatives of each of GSK Capital Inc. and the Guarantor and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of GSK Capital Inc. and the Guarantor in the Underwriting Agreement) and (ii) that any Debt Securities in certificated form issued in exchange for the Debt Securities in global form will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. GSK Capital Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware.

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2. GSK Capital Inc. has corporate power to own its properties and conduct its business as described in the Pricing Prospectus, considered together with the documents listed in Schedule I hereto, and the Final Prospectus, and GSK Capital Inc. has corporate power to issue the Debt Securities, to enter into the Underwriting Agreement and the Indenture and to perform its obligations thereunder.

3. (a)(i) The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of GSK Capital Inc., and the Indenture has been duly executed and delivered by GSK Capital Inc., and (ii) the Indenture has been duly executed and delivered by the Guarantor under the law of the State of New York, and (b) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid, binding and enforceable agreement of each of GSK Capital Inc. and the Guarantor.

4. (a) The execution and delivery of the Debt Securities have been duly authorized by all necessary corporate action of GSK Capital Inc., and (i) the Debt Securities in global form have been duly executed and delivered by GSK Capital Inc., and (ii) the Debt Securities in certificated form when exchanged for interests in the Debt Securities in global form in accordance with the terms thereof and of the Indenture will be, the valid, binding and enforceable obligations of GSK Capital Inc. and entitled to the benefits of the Indenture, and (b) the Guarantees have been duly executed and delivered by the Guarantor under the law of the State of New York and are the valid, binding and enforceable obligations of the Guarantor, entitled to the benefits of the Indenture.

5. The statements under the heading “Description of the Notes” in the Pricing Prospectus, considered together with the documents listed in Schedule I hereto, and in the Final Prospectus, together in each case with the statements under the heading “Description of Debt Securities” in the Base Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

6. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of GSK Capital Inc., and the Underwriting Agreement has been duly executed and delivered by GSK Capital Inc.

7. The Underwriting Agreement has been duly executed and delivered by the Guarantor under the law of the State of New York.

8. The issuance and sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by each of GSK Capital Inc. and the Guarantor of its obligations in the Underwriting Agreement, the Indenture and the Debt Securities and Guarantees, respectively, will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance, except such as have been obtained or effected under the Securities Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act (but we express no opinion relating to any state securities or Blue Sky laws), or (b) result in a violation of the Certificate of Incorporation or the By-Laws of GSK Capital Inc.

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9. No registration of either GSK Capital Inc. or the Guarantor under the Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by GSK Capital Inc. and the Guarantor in the manner contemplated by the Underwriting Agreement and the Final Prospectus.

Insofar as the foregoing opinions relate to the valid existence and good standing of GSK Capital Inc., they are based solely on a certificate of good standing received from the Secretary of State of the State of Delaware. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of either GSK Capital Inc. or the Guarantor, (a) we have assumed that GSK Capital Inc., the Guarantor and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to either GSK Capital Inc. or the Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York or, solely with respect to GSK Capital Inc., the General Corporation Law of the State of Delaware, that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

The waiver of defenses contained in Section 6.01 of the Indenture and in the Guarantees may be ineffective to the extent that any such defense involves a matter of public policy in New York. With respect to Section 18 of the Underwriting Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Underwriting Agreement where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

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We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except that this opinion letter may be relied upon by the Trustee in its capacity as such. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

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Schedule I

[Term Sheet FWP to be listed.]

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EXHIBIT A-2

[Form of Opinion of U.K. Counsel to the Company and the Guarantor]

[            ], 20[    ]

[    ]

as Representatives of the several Underwriters

c/o [    ]

Ladies and Gentlemen:

We have acted as special English counsel to GlaxoSmithKline Capital Inc., a Delaware corporation (“GSK Capital Inc.”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the “Guarantor”), in connection with the offering pursuant to a registration statement on Form F-3 (No. 333-[            ]) of (i) guaranteed debt securities of GSK Capital Inc. consisting of [    ] Notes due [            ] (the “Debt Securities”) and (ii) guarantees of the Guarantor in respect of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”) to be issued in each case under an indenture dated as of April 6, 2004, as supplemented by the First Supplemental Indenture dated as of [            ], 20[    ] (the “Indenture”), among GSK Capital Inc., the Guarantor and Law Debenture Trust Company of New York (as successor to Citibank, N.A., pursuant to an Instrument of Resignation, Appointment and Acceptance dated December 27, 2007 among GSK Capital Inc., the Guarantor, Law Debenture Trust Company of New York and Citibank, N.A.), as trustee (the “Trustee”). Such registration statement, as amended as of its most recent effective date ([            ], 20[    ]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated [            ], 20[    ], included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [            ], 20[    ], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [            ], 20[    ], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This opinion letter is furnished pursuant to Section 6(b) of the underwriting agreement dated [            ], 20[    ] (the “Underwriting Agreement”) among GSK Capital Inc., the Guarantor and the several underwriters named in Schedule II thereto (the “Underwriters”).

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We understand that the Securities are not and are not intended to be admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	an executed copy of the letter dated [ ] from the Representatives of the Underwriters confirming the compliance of the Underwriters with certain restrictions on the offer and sale of the Securities (the “Side Letter”);

(c)	a Certificate of the Secretary of the Guarantor dated [ ] (the “Secretary’s Certificate”) having annexed thereto and certified as true, complete and up-to-date copies, the following documents:

(i)	the Memorandum and Articles of Association of the Guarantor; and

(ii)	the minutes of the meetings of the Board of Directors of the Guarantor held on [ ], and the Corporate Administration & Transactions Committee of the Guarantor held on [ ];

(d)	a Certificate of the Secretary of the Guarantor dated April 6, 2004 (the “2004 Secretary’s Certificate”) having annexed thereto and certified as true, complete and up-to-date copies as at such date of the following documents:

(i)	the Memorandum and Articles of Association of the Guarantor (the “2004 Guarantor Memorandum and Articles”); and

(ii)	the minutes of the meetings of the Board of Directors of the Guarantor held on October 4, 2002 and the Corporate Administration & Transactions Committee of the Guarantor held on March 28, 2003, September 2, 2003 and March 26, 2004 (all such minutes, together with the minutes referred to in paragraph (c)(ii) above, the “Guarantor Minutes”);

(e)	the Registration Statement and the documents incorporated by reference therein;

(f)	the Pricing Prospectus and the documents incorporated by reference therein;

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(g)	the final term sheet filed with the Commission pursuant to Rule 433 on [ ], 20[ ] (the “Final Term Sheet”);

(h)	the Final Prospectus and the documents incorporated by reference therein;

(i)	facsimile copies of the Securities in global form as executed by GSK Capital Inc. and the Guarantor and authenticated by the Trustee;

(j)	an executed copy of the Indenture, including the certificated form of Debt Securities; and

(k)	the documents delivered to you by each of GSK Capital Inc. and the Guarantor at the closing of the issue of the Debt Securities pursuant to the Underwriting Agreement.

Unless defined herein, capitalised terms have the meanings attributed to them in the Underwriting Agreement.

In this opinion letter, the Underwriting Agreement, the Indenture and the Securities are referred to collectively as the “Transaction Documents” or each individually as a “Transaction Document.”

In rendering the opinions expressed below we have assumed and not verified:

(a)	the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as photocopies, facsimile or electronic copies;

(b)	that, where a document has been examined by us in draft, specimen or certificated form, it has been or will be executed in the form of that draft, specimen or certificate and in the case of Debt Securities, that they have been or will be authenticated in accordance with the terms of the Indenture;

(c)	that each of the Transaction Documents has been or will be duly authorised, executed and delivered by or on behalf of each of the parties to such Transaction Document (other than the Guarantor) and each such party (other than the Guarantor) has the power, capacity and authority to execute, deliver and perform its obligations contained in each of the Transaction Documents to which it is a party;

(d)	the absence of any other arrangements between any of the parties to any of the Transaction Documents that modify or supersede any of the terms of any of the Transaction Documents;

(e)	(i) the accuracy as to factual matters of each document we have reviewed including, without limitation, the accuracy of the representations and warranties of each of the parties to the Transaction Documents and the Side Letter, and the accuracy and completeness of all statements in the Secretary’s Certificate and the 2004 Secretary’s Certificate as at the date of such certificate, and (ii) the compliance by each of the parties thereto with each of their respective obligations under the Transaction Documents;

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(f)	that none of the execution of the Indenture or the Underwriting Agreement, the issue of the Securities, the performance of the respective obligations of each of the parties thereto and the application of the proceeds of the issue of the Securities constitutes financial assistance prohibited by Section 678 of the Companies Act 2006;

(g)	that each of the Transaction Documents constitutes legal, valid and binding obligations of the parties thereto under all applicable laws (including the laws of the State of New York by which the Transaction Documents are expressed to be governed) enforceable in accordance with their terms and have the same meaning and effect as if they were governed by English law;

(h)	that the information relating to the Guarantor disclosed by our on-line searches on [ ], 20[ ], at Companies House and by telephone at the Central Registry of Winding up Petitions at the Companies Court in London on [ ], 20[ ], in relation to the Guarantor was then complete, up to date and accurate and has not since then been materially altered and that such searches did not fail to disclose any material information that had been delivered for registration at the time of our search but did not appear on-line or on the file in London (as applicable) at the time of our search, and that the information relating to the Guarantor disclosed by our on-line searches and by telephone included all material information and disclosed all petitions for an administration order or winding up, if any, in respect of the Guarantor that have been presented in England and Wales;

(i)	that, except insofar as matters are on public record and are discoverable by making any of the searches referred to in (h) above, the Guarantor has not passed any voluntary winding-up resolution and no petition has been presented to, or order made by, any competent authority for the winding-up, dissolution or administration of the Guarantor and no receiver, interim liquidator, administrative receiver, trustee, administrator or similar officer has been appointed in relation to the Guarantor or any of its assets or revenues;

(j)	that the meetings of (i) the Board of Directors of the Guarantor and (ii) the Corporate Administration & Transactions Committee of the Guarantor, at which the resolutions authorising the Guarantor to enter into the Transaction Documents were passed, were duly convened and held, and such resolutions (including the Guarantor Minutes) are a true record of the proceedings at such meetings and are in full force and effect and have not been amended, revoked or superseded;

(k)	that there are no provisions of the laws of any jurisdiction outside England and Wales that would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside England and Wales may be relevant to this opinion letter, such laws have been and will be complied with;

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(l)	that any limit on borrowings to which the Guarantor is subject has not been exceeded, and that the entry into or the performance of the Transaction Documents will not cause any such limit on borrowings to be exceeded;

(m)	that any party to the Transaction Documents that is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Securities;

(n)	that the terms and conditions applicable to the relevant Securities will not be inconsistent with the terms and conditions of the relevant Indenture and will not be inconsistent with the Final Prospectus;

(o)	that where a document is required to be delivered, each party to it has delivered the same without it being subject to any escrow or other similar arrangement;

(p)	that each of the parties has fully complied with its obligations under all applicable money laundering legislation;

(q)	that each of the parties to the Transaction Documents has complied with all applicable provisions of Directive 2003/71/EC of the European Parliament, as amended (the “Prospectus Directive”), as it applies and as implemented in the United Kingdom, the Financial Services and Markets Act 2000 (“FSMA”) and any applicable secondary legislation made under it with respect to anything done by any of them in relation to the Securities in, from or otherwise involving the United Kingdom (including Sections 19 (carrying on a regulated activity), 21 (financial promotion), 85 (public offers) and 118 (market abuse) of FSMA);

(r)	that all consents, approvals, notices, filings and registrations that are necessary under any applicable laws or regulations (other than laws or regulations of the United Kingdom) in order to permit the execution, delivery or performance of the Transaction Documents have been or will be duly made or obtained;

(s)	that the 2004 Guarantor Memorandum and Articles were in full force and effect and had not been amended, revoked or superseded as at the date of execution of the Indenture on April 6, 2004;

(t)	that the binding effect of the Transaction Documents on the parties thereto is not affected by duress, undue influence or mistake, and no document has been entered into by any of the parties thereto in connection with any unlawful activity;

(u)	that each director of the Guarantor has disclosed any interest which he may have in the transactions contemplated by each of the Transaction Documents in accordance with the provisions of the Companies Act 1985 and the Companies Act 2006 and the articles of association of the Guarantor, and that none of the relevant directors of the Guarantor has any interest in such transactions except to the extent permitted by the articles of association of the Guarantor;

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(v)	that the execution and delivery of each of the Transaction Documents by the Guarantor, and the exercise of the Guarantor’s rights and performance of the Guarantor’s obligations thereunder will materially benefit the Guarantor and that the directors of the Guarantor acted in good faith and in the interests of such party in approving each of the Transaction Documents and the transactions contemplated thereby; and

(w)	that the directors of the Guarantor acted in good faith and in the interest of the Guarantor in approving the Transaction Documents and the transactions contemplated thereby.

Based on the foregoing, and subject to the further qualifications and limitations set forth below, it is our opinion that:

1. The Guarantor has been duly incorporated as a public limited company under the laws of England and Wales. A search of the records of the Registrar of Companies as made public through the www.companieshouse.gov.uk website on [            ], 20[    ] and an oral enquiry made to the Central Registry of Winding up Petitions at the Companies Court at approximately [            ] AM GMT on [            ], 20[    ] revealed no petition, order or resolution for the winding up of the Guarantor and no petition for, and no notice of appointment of, a receiver or administrator, provided that:

(a)	the searches with Companies House referred to above are not conclusively capable of revealing whether or not (i) a winding up order has been made in respect of a company or a resolution passed for the winding up of a company, or (ii) an administration order has been made in respect of a company, or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed in respect of a company, since notice of these matters might not be filed with Companies House immediately and, when filed, might not be made available through the website or entered on the files of Companies House relating to insolvency details with respect to the relevant company immediately. In addition, such searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented; and

(b)	the enquiry at the Central Registry of Winding up Petitions at the Companies Court referred to above relates only to a compulsory winding up and is not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made. We have not made enquiries of any County Court as to whether a petition for the appointment of an administrator has been presented to, or an administration order has been made by, any County Court against the Guarantor.

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2. The Guarantor possesses the corporate power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

3. The Guarantor has duly authorised, executed and delivered each of the Transaction Documents to which it is a party.

4. No consent, approval, authorisation, order, licence, registration and qualification or filing of or with any court or governmental agency or body in the United Kingdom is required for the issue and initial sale of the Debt Securities in the manner contemplated in the Prospectus and the Transaction Documents or the execution or delivery of the Transaction Documents.

5. Neither the execution nor the delivery of the Indenture by the Guarantor nor the performance of the Guarantees by the Guarantor thereunder will conflict with or violate or result in a breach of or constitute a default under any term or provision of its Memorandum or Articles of Association.

6. Neither the execution nor the delivery by the Guarantor of any of the Transaction Documents to which it is a party will conflict with any laws of England and Wales applicable to companies generally.

7. Under English law and practice as currently applied, the choice of the law of the State of New York to govern each of the Underwriting Agreement and the Indenture and the construction and interpretation thereof as between the parties thereto is a valid choice of law under English law provided it was freely made. Such choice of law will be recognised and upheld by the English courts and in any action to enforce each of the Underwriting Agreement or Indenture brought before the English courts having jurisdiction in the matter, the English courts will apply the law of the State of New York in relation thereto. The English courts have the discretion not to apply the law of the State of New York if and so far as its application would lead to results contrary to fundamental principles of public policy. In addition, the English courts are entitled to apply the laws of England and Wales whose application is mandatory and which cannot be derogated from by contract.

8. A final, conclusive and non-appealable judgment for a definite sum of a U.S. Federal or state court sitting in New York City against the Guarantor arising out of the Transaction Documents would be recognised and enforced, without re-examination or re-litigation of the matters adjudicated upon by the English courts, provided that:

(a)	the judgment was not obtained by fraud;

(b)	the enforcement of the judgment would not be contrary to English public policy or violate the Human Rights Act 1998;

(c)	the judgment was not obtained in proceedings contrary to natural justice;

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(d)	the judgment is not inconsistent with an English judgment in respect of the same point at issue;

(e)	the judgment is not for multiple damages (as defined by the Protection of Trading Interests Act 1980);

(f)	enforcement proceedings are instituted within six years after the date of the judgment;

(g)	the judgment is not of a public, penal or revenue nature;

(h)	the judgment was not obtained in proceedings that were brought in breach of section 32 of the Civil Jurisdiction and Judgments Act 1982; and

(i)	the U.S. Federal or state court sitting in New York City had jurisdiction over the Guarantor according to English conflict of laws rules.

9. The statements set forth in the Final Prospectus Supplement under the heading “Tax Considerations – U.K. Taxation”, insofar as such statements purport to summarise certain tax laws of the United Kingdom and certain administrative practice of HM Revenue and Customs, fairly summarise such laws and practice subject to the limitations, assumptions and reservations stated therein and under the general heading “Tax Considerations.”

10. Section 21 of FSMA contains a prohibition on the communication in the course of business by any person other than an authorised person under FSMA of an invitation or inducement to engage in investment activity, subject to certain exceptions. Contravention of this prohibition in connection with the offering or sale of any Securities could involve, inter alia, certain agreements relating to the offering or sale of such Securities being unenforceable. Communications by GSK Capital Inc. and the Guarantor will not be subject to such prohibition if the requirements of Articles 12, 19 and/or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or any other relevant Article (or, where permitted, combination of relevant Articles) of the Order are complied with. We express no opinion on the compliance or otherwise by any of the Underwriters with the Financial Promotion Rules made under section 145 of FSMA.

The foregoing does not mean that obligations assumed by the relevant party under the relevant document will necessarily be enforced in all circumstances in accordance with their terms. In particular, but without limitation:

(a)	The opinions set forth above are subject to all limitations resulting from the laws of bankruptcy, administration, liquidation, insolvency, fraudulent transfer, reorganisation, moratorium, suretyship or any similar laws of general application affecting creditors’ rights.

(b)	Enforcement may be limited by general principles of equity. For example, equitable remedies may not be available where damages are considered to be an adequate remedy.

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(c)	Where any obligations of any person are to be performed or observed in jurisdictions outside England and Wales, or by a person subject to the laws of a jurisdiction outside England and Wales, such obligations may not be enforceable under English law to the extent that the performance or observance thereof would be illegal or contrary to public policy under the laws of any such jurisdiction.

(d)	The effectiveness of provisions in the Transaction Documents relating to the choice of law to govern non-contractual obligations will be subject, where applicable, to Council Regulation (EC) n°864/2007 on the law applicable to non-contractual obligations (the “Rome II Regulation”). The Rome II Regulation provides that, in certain circumstances, the choice of English law to govern non-contractual obligations may not prejudice or restrict the application of other laws where such laws are mandatory or cannot be derogated from by contract.

(e)	Except in those cases where jurisdiction is determined in accordance with Council Regulation (EC) n°44/2001 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters, the provisions of the Brussels Convention on jurisdiction in civil and commercial matters of 1968, or the provisions of the Lugano Convention on jurisdiction and the enforcement of judgments in civil and commercial matters of 1988, an English court has power to stay an action where it is shown that it can, without injustice to the plaintiff, be tried in a more convenient forum. However, such power may not be exercisable in all circumstances. For example, an English court may not be able to stay proceedings where the defendant is domiciled in England and the alternative jurisdiction is outside the European Union.

(f)	Any provision providing that any calculation, certification, determination, notification, minute or opinion will be conclusive and binding will not be effective if such calculation, certification, determination, notification, minute or opinion is fraudulent or made on an unreasonable or arbitrary basis or in the event of manifest error despite any provision to the contrary and it will not necessarily prevent judicial enquiry into the merits of any claim by any party thereto.

(g)	Where any person is vested with a discretion, or may determine any matter in its opinion, English law may require that such discretion is exercised reasonably or that such opinion is based on reasonable grounds.

(h)	Any provision for the payment of liquidated damages, compensation, additional interest or similar amounts might be held to be unenforceable on the ground that it is a penalty.

(i)	Any undertaking or indemnity may be void insofar as it relates to stamp duty payable in the United Kingdom.

(j)	An English court may refuse to give effect to any provision of an agreement that amounts to an indemnity in respect of the costs of enforcement or of unsuccessful litigation brought before an English court or where the court has itself made an order for costs.

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(k)	Where an English court finds that a term of a contract is open to more than one interpretation (in this regard we refer you to Rainy Sky SA and others v Kookmin Bank [2011] UKSC 50), the court may apply the interpretation that it finds to be most consistent with business common sense and reject any other.

(l)	Any question as to whether or not any provision of any agreement or instrument that is illegal, invalid, not binding, unenforceable or void may be severed from the other provisions thereof in order to save those other provisions would be determined by an English court in its discretion.

(m)	There is some possibility that an English court would hold that a judgment on a particular agreement or instrument, whether given in an English court or elsewhere, would supersede such agreement or instrument to all intents and purposes, so that any obligation thereunder that by its terms would survive such judgment might not be held to do so.

(n)	Enforcement of rights may be or become limited by prescription or by the lapse of time or may be or become subject to defences of set-off or counterclaim.

(o)	The effectiveness of terms exculpating a party from a liability or duty otherwise owed or limiting such liability or duty is limited by law.

(p)	An English court is able, where the amount of a claim is denominated in a currency other than sterling, to give judgment in that other currency, as a matter of current procedural practice and at its own discretion.

(q)	There is some possibility that an English court having jurisdiction in relation to insolvency law would apply the provisions of Section 426 of the Insolvency Act 1986 (Co-operation between courts exercising jurisdiction in relation to insolvency) in assisting the courts having the corresponding jurisdiction in any other part of the United Kingdom or any relevant country or territory (as such terms are defined in that section) (in this regard we refer you to Hughes v. Hannover Ruckversicherungs-Aktiengesellschaft [1997] 1 BCLC 497) and, as a result, may, rather than apply insolvency law as it would otherwise apply in England, apply the insolvency law that is applicable in such other part of the United Kingdom or relevant country or territory in relation to comparable matters.

(r)	An English court may refuse to give effect to a claim pursuant to an indemnity or contribution provision in a Transaction Document insofar as the subject matter of such claim relates to penalties imposed under Section 91 (breach of Part 6 rules) or Section 123 (market abuse) of FSMA or any relevant provision of FSMA imposing penalties or of the rules made under it.

(s)	Certain terms and concepts, although often found in commercial documents, have yet to be clearly defined by the English courts. To the extent that the Transaction Documents contain any such terms or concepts, their meaning will be a matter of construction for an English court.

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(t)	Any provision of an agreement which purports to grant an irrevocable power of attorney or other authorization or irrevocably appoint a person as agent may nevertheless not be treated by an English court as irrevocable.

(u)	A court may not, for lack of certainty, enforce a provision which purports to require parties to reach a further agreement in the future.

We express no opinion as to any agreement, instrument or other document that may arise or be entered into, or as to any liability to tax or obligation to report to any tax authority that may arise or be incurred (other than as set forth in numbered paragraph 9 above), as a result of or in connection with the Transaction Documents, including, without limitation, the creation, issue or offer of the Securities or any other transaction. We have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion contained in the Registration Statement, the Pricing Prospectus, the Final Term Sheet or the Final Prospectus relating to the issue of the Securities, or the entry into the Underwriting Agreement or the Indenture, nor have we been responsible for ensuring that the Registration Statement, the Pricing Prospectus, the Final Term Sheet and the Final Prospectus and the documents incorporated by reference therein contain all material facts.

The opinions set out above are limited to the laws of England and Wales in force as at the date of this opinion letter, as currently applied by the courts in England and Wales (and, in the case of the opinion in numbered paragraph 9 above, to U.K. tax law as currently applied by those courts and to the published practices of HM Revenue & Customs applicable at the date of this opinion letter) and are given on the basis that this opinion letter will be governed by and construed in accordance with English law.

We are furnishing this opinion letter to you, as Representatives of the several Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, you may furnish a copy of this opinion letter (with notice to us, which shall be given before furnishing such copy, when practicable) (i) if required by any applicable law or regulation; (ii) to any regulatory authority having jurisdiction over you if required by such authority; or (iii) in connection with any actual or threatened claim against you relating to the offer and sale of the Debt Securities if required to assist you in establishing defences under applicable securities laws, it being understood and agreed that we assume no duty or liability whatsoever to any person furnished this opinion letter in accordance with this sentence and that any such person is not entitled to rely on this opinion letter in any manner as a result or otherwise.

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The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

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EXHIBIT B

[Form of Letter of Counsel to the Company and the Guarantor]

[            ], 20[    ]

[            ]

as Representatives of the several Underwriters

c/o [        ]

Ladies and Gentlemen:

We have acted as special United States counsel to GlaxoSmithKline Capital Inc., a Delaware corporation (“GSK Capital Inc.”), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the “Guarantor”), in connection with the offering from time to time, together or separately and in one or more series, pursuant to a registration statement on Form F-3 (No. 333-[            ]) of (i) guaranteed debt securities of GSK Capital Inc. (the “Debt Securities”) and (ii) guarantees of the Guarantor in respect of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”). Such registration statement, as amended as of its most recent effective date ([            ], 20[    ]), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein and Exhibit 25, is herein called the “Registration Statement;” the related prospectus dated [            ], 20[    ], included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” the preliminary prospectus supplement dated [            ], 20[    ], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Preliminary Prospectus Supplement;” and the related prospectus supplement dated [            ], 20[    ], as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement together are herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.” This letter is furnished to you pursuant to Section 6(c) of the underwriting agreement dated [            ], 20[    ] (the “Underwriting Agreement”) among GSK Capital Inc., the Guarantor and the several underwriters named in Schedule II thereto (the “Underwriters”).

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them and the documents listed in Schedule I hereto are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the documents listed in Schedule I hereto (except to the extent expressly set forth in numbered paragraph 5 of our opinion letter to you of even date herewith) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We also are not passing upon and do not assume any responsibility for ascertaining whether or when any of the Pricing Prospectus, the Final Prospectus, the documents incorporated by reference in each of them or the documents listed in Schedule I hereto was conveyed to any person for purposes of Rule 159 under the Securities Act.

However, in the course of our acting as special United States counsel to each of GSK Capital Inc. and the Guarantor in connection with its preparation of the Registration Statement, the Pricing Prospectus, the Final Prospectus and the documents listed in Schedule I hereto, we participated in conferences and telephone conversations with representatives of each of GSK Capital Inc. and the Guarantor, representatives of the independent public accountants for each of GSK Capital Inc. and the Guarantor, your representatives and representatives of your counsel, during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Final Prospectus, portions of certain of the documents incorporated by reference in each of them and the documents listed in Schedule I hereto and related matters were discussed, and we reviewed certain corporate records and documents furnished to us by each of GSK Capital Inc. and the Guarantor.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that:

(a) The Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which we express no view), at the time it became effective, and the Final Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

(b) The documents incorporated by reference in the Registration Statement and the Final Prospectus (except the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) No information has come to our attention that causes us to believe that the Registration Statement, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) No information has come to our attention that causes us to believe that the Pricing Prospectus, including the documents incorporated by reference therein considered together with the documents listed in Schedule I hereto (except in each case the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included in the Pricing Prospectus, as to which we express no view), at the time of execution of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) No information has come to our attention that causes us to believe that the Final Prospectus, including the documents incorporated by reference therein (except the financial statements and schedules and other financial and statistical data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We confirm to you that (a) based solely upon email confirmation of receipt of the filing and Rule 462(e) under the Securities Act, the Registration Statement is effective under the Securities Act, and (b) based solely upon a telephonic confirmation from a representative of the Commission, no stop order with respect thereto has been issued by the Commission, and, to the best of our knowledge, no proceeding for that purpose has been instituted or threatened, by the Commission.

We are furnishing this letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the views expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:

Schedule I

[Term sheet FWP to be listed.]